Exhibit 10.1

CHINESEWORLDNET.COM INC.
NON-US-PURCHASER
SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “ Agreement” ), is made and entered into as of the date set forth on the signature page hereto, by the undersigned person on the signature page hereto (“Investor”) and ChineseWorldNet.com Inc., a company established under the laws of the Cayman Islands (the “Company”).

WITNESSETH :

WHEREAS, this Agreement is being entered into in connection with the purchase by Investor of Common Stock (as defined below) of the Company, and the issuance by the Company of such Common Stock to Investor;

WHEREAS, Investor desires to purchase Common Stock from the Company, and the Company desires to sell such Common Stock to Investor;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS AND OTHER TERMS

Section 1.01  Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Additional Closings” has the meaning set forth in Section 2.04.

“Agreement” has the meaning set forth in the preamble.

“Closing” means the closing of the purchase and sale of the Common Stock pursuant to this Agreement.

“Common Stock” means the common stock of the Company, par value $0.001.

“Company” has the meaning set forth in the preamble.

“Control” (including, with its correlative meanings, “Controlled by”, “Controlling” and “under common Control with”) means, with respect to any Person, any of the following: (i) ownership, directly or indirectly, by such Person of equity securities entitling it to exercise in the aggregate more than 50% of the voting power of the entity in question, or (ii) the possession by such Person of the power, directly or indirectly, (A) to elect a majority of the board of directors (or equivalent governing body) of the entity in question, or (B) to direct or cause the direction of the management and policies of or with respect to the entity in question, whether through ownership of securities, by contract or otherwise.

“Offering” means the sale of Common Stock by the Company.

“Person” means any individual, partnership (whether general or limited), limited liability Company, corporation, trust, estate, nominee or other entity.

“Piggyback Registration Rights Agreement” means that certain Piggyback Registration Rights Agreement by and among the Company and the Investors named therein entered into in connection with this Agreement.

“Purchase Price” has the meaning set forth in Section 2.01.

“Purchased Common Stock” means those Common Stock to be issued to Investor pursuant to this Agreement, as more particularly described in Section 2.01.

“Regulation S” has the meaning set forth in Section 4.01.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Section 1.02 Certain References. Unless otherwise indicated, references in this Agreement to articles, sections, clauses, recitals and exhibits are to the same contained in or attached to this Agreement.

Section 1.03 Currency. Unless otherwise specified, all dollar amounts in this Agreement, including the symbol “$”, are expressed in U.S. dollars

ARTICLE 2
PURCHASE AND SALE OF COMMON STOCK

Section 2.01 Purchase and Sale of Common Stock. Subject to the terms herein, on the Closing Date, Investor shall purchase from the Company, in exchange for the purchase price set forth on the signature page hereto (the “Purchase Price”) in cash in immediately available funds, the number of shares of Common Stock set forth on the signature page hereto, constituting the purchased Common Stock (the “Purchased Common Stock”).

Section 2.02 Offering. The Offering of the shares of Common Stock pursuant to a private placement commencing on the date hereof will continue until     , unless extended by the Company without notice to investors to a date not later than      (the “Termination Date”); provided however, that the Offering will terminate in all event upon the sale of all of the shares of Common Stock.

Section 2.03 Shares Offered. The Company is offering up to a maximum of 2.25 million shares of Common Stock at a Subscription Price of  $1.08 per share  of Common Stock for aggregate proceeds up to $2,430,000.

Section 2.04 Additional Closings. The Company may sell Common Stock at an additional closing or closings prior to or subsequent to the Closing Date hereof, but in no event later than the Termination Date (the “Additional Closings”), subject to the same procedures as set forth in Section 2 hereof. The purchase price of the Common Stock sold in such Additional Closings may be the same or different from the Closing contemplated in this Agreement. Upon fulfillment of the conditions to closing similar to those set forth in Section 2.06, the investor(s) in such Additional Closing(s) may become parties to the Piggyback Registration Rights Agreement, without further action by the Investor or the Company, by executing and delivering a counterpart signature page thereto.

This Agreement is subject to acceptance by the Company. The Company may accept this Agreement at any time for all or any portion of the shares of Common Stock subscribed for by executing a copy hereof and notifying the Investor within a reasonable time thereafter. If not accepted by the Company, or if accepted and thereafter rejected by the Company in accordance with Section 2.06(b), this Agreement shall be of no further force and effect (except with respect to the Company’s obligation to return the Purchase Price to the Investor to the extent the Purchase Price has already been paid to the Company).

Section 2.05  Effective Time. The effective time of the consummation of the transactions contemplated hereby is 12:01 p.m., Eastern time, on the Closing Date. The Common Stock subscribed for herein will not be deemed issued to or owned by the Investor until consummation of the Closing.

Section 2.06 Conditions to Closing.

(a) The Investor acknowledges and agrees that the obligations of the Company hereunder are conditional on the accuracy of the representations and warranties of the Investor contained in this Agreement as of the date of this Agreement, and as of the Closing Date as if made at and as of the Closing Date, and the fulfillment of the following additional conditions as soon as possible and in any event, not later than the Closing Date:

(i)	The Investor having properly completed, signed and delivered this Agreement to: ChineseWorldNet.com Inc. 368-1199 West Pender Street Vancouver, BC Canada V6E 2R1 Fax: (604) 488-0868;

(ii)	The Company and the Investor, and other investors as required thereunder, having entered into the Piggyback Registration Rights Agreement; and

(iii)
Payment by the Investor of the Purchase Price in U.S. dollars, by certified check, bank draft payable to the Company, or bank wire transfer to the following account:

Please see the attached Appendix A - Wire Instruction

(b) The Company has the right to reject this subscription for the shares of Common Stock, in whole or in part for any reason and at any time prior to the Closing, notwithstanding that a notice of acceptance of this subscription may have been delivered to the Investor.

Section 2.07 The Closing.

(a) The Closing of the purchase and sale of the Purchased Common Stock shall take place on _________________, 2007 (the “Closing Date”), at the offices of the Company, 368-1199 West Pender Street, Vancouver, B.C. Canada, or such other date or place as the Company may require.

(b) Subject to the terms of this Agreement, the Company shall deliver to the Investor within ten (10) days after the Closing Date certificates representing the Purchased Common Stock against payment of the Investor’s Purchase Price.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF INVESTOR

Investor represents and warrants to the Company as follows:

Section 3.01 Securities Laws Representations.

(a)  that he, she or it is acquiring the Purchased Common Stock for his, her or its own account, as principal, for investment and not with a view toward resale or distribution and that he, she or it will not sell or otherwise transfer the Purchased Common Stock except in compliance with state and federal law, including but not limited to Regulation S under the Securities Act;

(b)  that he, she or it has, either alone or together with his, her or its investment advisors, if any, such knowledge and experience in financial and business matters that he, she or it (or they) are capable of evaluating the merits and risks of the investment in the Purchased Common Stock;

(c) that he, she or it has the experience in financial and business matters as to be capable of assessing and evaluating the merits and risks of an investment in the Common Stock and is able to bear the economic risk of losing his or her entire investment in the Purchased Common Stock;

(d)  that his, her or its overall commitment to investments which are not readily marketable is not disproportionate to his or her net worth, and his, her or its investment in the Purchased Common Stock will not cause such overall commitment to become excessive;

(e) that he, she or it has not been solicited by a general solicitation or general advertising within the meaning of Section 502(c) of Regulation D under the Securities Act to subscribe for or purchase the Purchased Common Stock, or to otherwise undertake or make any investment in the Company, including but not limited to any advertisement in printed media of general and regular paid circulation, radio, television, the internet or any other form of electronic media or communications;

(f) that he, she or it understands that the Purchased Common Stock have not been registered under the Securities Act, or the securities law of any state and, as the result thereof, are subject to substantial restrictions on transfer;

(g) that he, she or it understands that (i) except as may be expressly set forth in this Agreement or the Piggyback Registration Rights Agreement, the Company has no obligation or intention to register the Purchased Common Stock for resale under any federal, provincial or state securities laws or to take any action (including the filing of reports or the publication of information required by Rule 144 under the Securities Act) which would make available any exemption from the registration requirements of the Securities Act; and (ii) it is likely the Investor therefore may be precluded from selling or otherwise transferring or disposing of the Purchased Common Stock or any portion thereof and may therefore have to bear the economic risk of investment in the Common Stock for an indefinite period;

(h) that he, she or it understands that an investment in the Company involves certain risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of the Purchased Common Stock;

(i) that he, she or it understands that no federal or state agency has approved or disapproved the issuance of the Purchased Common Stock, passed upon or endorsed the merits of the Offering, or made any finding or determination as to the fairness of the Common Stock for investment;

(j) that he, she or it acknowledges that, if he, she or it is purchasing the Purchased Common Stock subscribed for hereby in a fiduciary capacity, the representations and warranties in this Section 3.01 shall be deemed to have been made on behalf of the person or persons for whom he, she or it is so purchasing;

(k) that he, she or it acknowledges that the Company has made available to him, her or it and his, her or its investment advisors, if any, the opportunity to ask questions of, and receive answers from, the offering and to obtain any additional information, to the extent that the Company possesses such information, or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information given to him, her or it or otherwise to make an informed investment decision;

(l) that if the Investor is a corporation, the Investor is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof. If the Investor is a partnership, syndicate, trust or other form of unincorporated organization, the Investor has the necessary legal capacity and authority to execute and deliver this Agreement an to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof; and

(p) THAT HE, SHE OR IT ACKNOWLEDGES THAT THE PURCHASED COMMON STOCK ARE BEING ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTION THEREFROM.

Section 3.02 Transfer; Legend. That he, she or it hereby acknowledges and agrees that the following legend may be placed upon the shares of the Purchased Common Stock:

“THIS COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE SALE, SECURITIES OR “BLUE SKY” LAWS AND THE TRANSFERABILITY OF SUCH COMMON STOCK IS RESTRICTED. SUCH COMMON STOCK MAY NOT BE SOLD, PLEDGED ASSIGNED, OR OTHERWISE TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED BY THE COMPANY AS HAVING ACQUIRED ANY SUCH COMMON STOCK FOR ANY PURPOSES, UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH COMMON STOCK SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES LAWS OR (II) AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION SHALL BE AVAILABLE UNDER THE SECURITIES ACT AND SUCH LAWS, SUPPORTED BY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

Section 3.03  Binding Effect. This Agreement is the legal, valid and binding obligation of Investor, enforceable in accordance with its terms, subject, however, to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

ARTICLE 4
REGULATION S EXEMPTION

Section 4.01 Representations of the Investor. The Investor understands that the Common Stock is being offered and sold to it in reliance on an exemption from the registration requirements of United States federal and state securities laws pursuant to Regulation S promulgated by the SEC pursuant to the Securities Act (“Regulation S”) and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the Common Stock . The representations and warranties are in addition to those made in other parts of this Agreement. In this regard, the Investor represents, warrants and agrees that:

(a) The Investor is not a “U.S. Person” as defined in Rule 902(k) of Regulation S. The Investor will notify the Company immediately if the Investor has become a U.S. Person and understands that the Investor will be required to transfer its Purchased Common Stock in such event. If the Investor is a passive investment entity, the Investor hereby certifies that there are no U.S. Persons who own equity interests in the Investor. In this regard, the Investor acknowledges that the following persons are considered to be “U.S. Persons”:

(i) Any natural person resident in the United States;

(ii) Any partnership or corporation organized or incorporated under the laws of the United States;

(iii) Any estate of which any executor or administrator is a U.S. person;

(iv) Any trust of which any trustee is a U.S. person;

(v) Any agency or branch of a foreign entity located in the United States;

(vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii) Any partnership or corporation if:

(1) Organized or incorporated under the laws of any foreign jurisdiction; and

(2) Formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined under the Securities Act) who are not natural persons, estates or trusts.

(b) No offer to purchase the Common Stock was made to the Investor in the United States, and at the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Investor was outside of the United States.

(c) The Investor will not, during the period commencing on the date of issuance of the Purchased Common Stock and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(d) The Investor will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Purchased Common Stock only pursuant to registration under the Securities Act or an available exemption thereunder and, in accordance with all applicable state and foreign securities laws.

(e) The Investor has not in the United States, engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Purchased Common Stock, including without limitation, any put, call or other option transaction, option writing or equity swap.

(f) Neither the Investor nor or any person acting on its behalf has engaged, nor will engage, in any directed selling efforts (as defined in Regulation S) to a U.S. Person with respect to the Purchased Common Stock and the Investor and any person acting on its behalf have complied and will comply with the “offering restrictions” requirements of Regulation S.

(g) The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(h) Neither the Investor nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Purchased Common Stock. The Investor agrees not to cause any advertisement of the Purchased Common Stock to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Purchased Common Stock, except such advertisements that include the statements required by Regulation S, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

(i) Each certificate representing the Purchased Common Stock shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws or pursuant to any other provision of this Agreement:

(A)
“THIS COMMON STOCK IS BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT of 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

(B)
“TRANSFER OF THESE SHARES OF COMMON STOCK IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

Section 4.02 The Investor consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Purchased Common Stock set forth in this Section 4, and the Investor acknowledges, and the Company covenants that the Company shall not register any transfer of the Purchased Common Stock if the transfer of any such security in not made in accordance to the provisions of Regulation S, pursuant to a registration under the Securities Act or pursuant to an available exemption from registration.

ARTICLE 5
INDEMNIFICATION.

Section 5.01 The Investor hereby agrees to indemnify and hold harmless, the Company their respective officers, directors, stockholders, employees, agents and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person or whether incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party) to which any such indemnified party may become subject, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by Investor and contained herein or (b) arise out of or are based upon any breach by me of any representation, warranty or agreement made by Investor contained herein.

ARTICLE 6
MISCELLANEOUS PROVISIONS

Section 6.01  Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement or in any certificate or other document delivered pursuant hereto or in connection herewith shall survive after the Closing Date without limitation as to time.

Section 6.02  Amendments; Waiver. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment. Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 6.03  Successors, Assigns and Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights hereunder may be assigned by Investor without the written consent of the Company. Except as expressly provided herein, nothing expressed or referred to in this Agreement shall be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their permitted successors and assigns.

Section 6.04  Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, except as otherwise expressly provided herein, all fees and expenses (including all fees of counsel and accountants) incurred by any party in connection with the negotiation and execution of this Agreement shall be borne by such party.

Section 6.05  Further Assurances. From time to time, at the reasonable request of a party and without further consideration, a party hereto, at its own expense, will promptly execute and deliver all other documents, and take all further actions, that another party may reasonably request in order to vest in Investor, respectively, good and marketable title to the Purchased Common Stock purchased hereunder and to protect the rights and remedies of the parties created or intended to be created hereunder.

Section 6.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada, without regard to its choice of law principles.

Section 6.07 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

Section 6.08 Notices. All notices and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, received by registered or certified mail (return receipt requested), or given by facsimile or telecopy, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Investor:
At the address set forth on the signature page hereof

If to the Company:

ChineseWorldNet.com Inc.
368 -1199 West Pender Street
Vancouver, BC
Canada V6E 2R1
Fax: (604) 488-0868
Attn: Mr. Joe Tai, President & CEO

Section 6.09  Sections; Headings. Sections and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

Section 6.10  Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 5.11. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed or have caused this Agreement to be executed by their respective authorized officers or representatives on the date first above written.

SIGNATURE PAGE FOR INDIVIDUAL INVESTORS - COMPLETE ALL INFORMATION

Name: _____________________________

Residence Address: __________________________________________________________

Telephone: (H)________________ (W)____________________ Fax __________________

Business Address: ____________________________________________________________

Send communications to: ☐ Home    ☐ Office ☐ E-Mail: _________________________

Amount of Investment:

Number of shares of Common Stock :______________ (“Purchased Common Stock”)

Corresponding dollar amount: $_______________(“Purchase Price”)

Accredited Investor Status For Individuals. (INVESTORS THAT ARE CORPORATIONS, LIMITED LIABILITY COMPANIES, PARTNERSHIPS, REVOCABLE TRUSTS, IRREVOCABLE TRUSTS, EMPLOYEE BENEFIT PLAN TRUSTS AND INDIVIDUAL RETIREMENT ACCOUNTS SHOULD IGNORE THE FOLLOWING QUESTIONS AND PROCEED TO THE ENTITY SIGNATURE PAGE).

I am an accredited investor within the meaning of Section 2(15) of the Securities Act and Rule 501 promulgated thereunder because (check any boxes that apply):

☐	My individual annual income during each of the two most recent years exceeded $200,000 and I expect my annual income during the current year will exceed $200,000.

☐
If I am married, my joint annual income with my spouse during each of the two most recent years exceeded $300,000 and I expect my joint annual income with my spouse during the current year will exceed $300,000.

☐	My individual or joint (together with my spouse) net worth (including my home, home furnishings and automobiles) exceeds $1,000,000.

The undersigned Investor hereby confirms the information set forth above is true and correct in all respects as of the date hereof and will be on the date of the purchase of Common Stock.
INVESTOR: Signature: ________________________ Print Name: ______________________ Date: ____________________________

The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms.

CHINESEWORLDNET.COM INC.

By: _____________________________

Name: ___________________________

Title: ____________________________

Date: ____________________________

SIGNATURE PAGE FOR ENTITY INVESTORS - COMPLETE ALL INFORMATION

Name of Entity: _________________________________________________________________

Address of Principal Office:________________________________________________________

Telephone: ____________________________ Fax: _________________________________

Check type of Entity:

☐	Limited Partnership	☐	General Partnership

☐	Limited Liability Company	☐	Corporation	☐	Other (please indicate)

Amount of Investment:

Number of shares of Common Stock:______________ (“Purchased Common Stock”)
Corresponding dollar amount: $_______________ (“Purchase Price”)

Jurisdiction of Formation: _____________________

Accredited Investor Status for Entities.

(a) Check all boxes which apply:

☐	The Entity was not formed for the specific purpose of investing in the Company

☐	The Entity has total assets in excess of $5 million dollars

(Both statements above need to apply in order for an entity to qualify as an Accredited Investor)

The undersigned Investor hereby confirms the information set forth above is true and correct in all respects as of the date hereof and will be on the date of the purchase of Common Stock.

INVESTOR: ________________________ Signature of Authorized Signatory Name: _____________________________ Title: ______________________________ Date: ______________________________
The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms.

CHINESEWORLDNET.COM INC.

By: _________________________________

Name: _______________________________

Title: ________________________________

Date: ________________________________

APPENDIX A - ChineseWorldNet.com Inc Wire Instructions

Please T/T remit USD funds to the following:

Pay to	:

For Account of	:

In Favor of	:

Payment details	:

Message	:

MT-103

MAS (Monetary Authority) implementation wef 1Jul07 - All incoming funds from all over the world, the remitting bank must provide under field 50K "ordering customer" the following information:

MT103 - field 50K "ordering customer"

(1) ordering customer name

(2) a/c no. with the ordering bank
or unique identification no. assigned by the ordering bank

(3) Address (NOTE: No P.O. Box address)
or unique identification no.
or date & place of birth (individual) / date & place of registration (business entities) or unique transaction reference no.